UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(A) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement           [ ]  Soliciting material pursuant to
[ ]  Confidential, for use of the               Rule 14a-11( c) or Rule 14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2) )
[X]  Definitive proxy statement
[ ]  Definitive additional materials


                              VISIONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6( i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transactions applies:


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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount previously paid:

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          2)  Form, Schedule or Registration Statement No.:

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          3)  Filing party:

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          4)  Date filed:

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

                                [LOGO] VISIONICS
                                  CORPORATION

                                  June 19, 2001



Dear Visionics Stockholder:

         On behalf of the board of directors and management of Visionics Corporation, I am pleased to invite you to attend our annual meeting of stockholders, which will be held at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota, on Thursday, July 26, 2001 at 3:30 p.m. central time. We look forward to greeting those stockholders who are able to attend.

         At the annual meeting, in addition to electing the board of directors, we are asking you to approve an increase in the number of shares authorized for issuance under the 1998 Stock Option Plan. This plan enables the Company to attract, retain and compensate employees, contractors and directors of the Company, thus preserving our cash resources and encouraging stock ownership in the company. Visionics' board of directors unanimously recommends a vote FOR each of the proposals.

         Whether or not you are able to attend the Annual Meeting in person, it is very important that you VOTE YOUR SHARES. IF YOU DO NOT PLAN TO VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

         As always, we thank you for your continued support. We will keep you updated on our progress throughout the year.


                                   Sincerely,

                                   /s/ James C. Granger

                                   James C. Granger
                                   Chairman of the Board of Directors

                                [LOGO] VISIONICS
                                  CORPORATION





                              VISIONICS CORPORATION
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JULY 26, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Visionics Corporation, a Delaware corporation (the "Company"), will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Thursday, July 26, 2001, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect seven directors, each to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. To consider and vote upon an amendment to the 1998 Stock Option Plan to increase the number of shares authorized for issuance thereunder by 2,000,000 shares; and

         3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on June 12, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ James C. Granger

                                   James C. Granger
                                   Chairman

Minnetonka, Minnesota
June 19, 2001


--------------------------------------------------------------------------------
       All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears on it and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the Annual Meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to your vote at the Annual Meeting.
--------------------------------------------------------------------------------

                              VISIONICS CORPORATION
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                              --------------------

                               PROXY STATEMENT FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 26, 2001

                              --------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Visionics Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Thursday, July 26, 2001, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about June 19, 2001.

         The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later-dated proxy or a vote in person at the Annual Meeting. Shares of the Company's common stock represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote in favor of: (a) the election of each nominee identified below to the Company's Board of Directors; and (b) the proposal to increase by 2,000,000 the number of shares of the Company's common stock reserved for issuance under 1998 Stock Option Plan. Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter, and thus is not considered when counting votes cast on the matter.


                   VOTING RIGHTS AND OUTSTANDING COMMON STOCK

         Only holders of the common stock of the Company whose names appear of record on the books of the Company at the close of business on June 12, 2001 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, the voting shares of the Company consisted of 23,342,918 shares of common stock, each entitled to one vote per share.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         Assuming the presence of a quorum, in all matters other than the election of directors, stockholder approval requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors oversees the management of the Company on behalf of the stockholders. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in certain areas, such as the selection and appointment of the Company's executive officers, as well as the nature and amounts of their compensation. Six of the seven proposed members of the Board of Directors are not employed by the Company. Only non-employee directors serve as the Company's Audit Committee and Compensation and Personnel Committee.

         The Company's Bylaws permit the election of at least four, but not more than nine, directors. The Company's Board of Directors has determined that the Board to be elected at the next Annual Meeting of Stockholders shall consist of seven members.

         Stockholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. Each of the nominees listed below has advised the Company of his willingness to continue service on the Board of Directors. In the event that a nominee is unable or unwilling to serve, the proxy may be voted in favor of the election of such person as the Proxies, in their discretion, determine following a recommendation by the Nominating Committee or, alternatively (subject to the provisions of the Company's Bylaws), the Board may elect to reduce the number of directors serving on the Board to eliminate the vacancy.

         The Board of Directors held seven meetings during the fiscal year ended September 30, 2000. Each director attended 75 percent or more of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the year (see "Committees"). Joseph J. Atick and Jason Choo joined the Board of Directors in February 2001 following the Company's acquisition of Visionics Technology Corporation.

NOMINEES FOR ELECTION AS DIRECTOR

         The following table sets forth certain information regarding nominees for election as members of the Board of Directors. All of the directors of the Company elected at the Annual Meeting will serve until the next Annual Meeting and until their successors are duly elected and qualified. There are no family relationships between any director or officer.

         Name of Nominee                  Age     Position
         ---------------                  ---     --------

         Joseph J. Atick                   37     Chief Executive Officer and
                                                  Director
         James C. Granger(1)               54     Chairman of the Board of
                                                  Directors
         C. McKenzie Lewis III(1)(2)(3)    55     Director
         George Latimer(2)(3)              65     Director
         John E. Haugo(2)(3)               66     Director
         John E. Lawler(1)(2)(3)           52     Director
         Jason Choo                        29     Director

(1)      Member of Nominating Committee.
(2)      Member of Compensation and Personnel Committee.
(3)      Member of Audit Committee.

         The following discussion sets forth the business experience and background of the nominees for director, each of whom currently serves as a director of the Company.

       Joseph J. Atick. Dr. Atick was appointed to the Board of Directors of the Company effective with the merger on February 16, 2001. He has served as Chief Executive Officer of the Company since February 16, 2001 and as President of the Company since April 1, 2001. Dr. Atick has served as Chief Executive Officer of Visionics Technology Corporation since 1994.

       James C. Granger. Mr. Granger was appointed to the Board of Directors of the Company effective January 27, 1997 and appointed as Chairman effective December 14, 1999. Since October 2000, Mr. Granger has served as President and Chief Executive Officer of Norstan, Inc. Mr. Granger is also a member of Norstan's board of directors. During the period from January 1997 to October 2000, Mr. Granger was employed as the Chief Executive Officer of the Company. Prior to January 1997, Mr. Granger was employed by ADC Telecommunications, Inc. as President of its Access Platforms Systems Division between March 1995 and December 1996. Between 1989 and February 1995, Mr. Granger was employed by Sprint/United Telephone, Orlando, Florida, in various senior marketing and management positions. Prior to 1989, Mr. Granger was employed by American Telephone & Telegraph in various management positions.

       C. McKenzie Lewis III. Mr. Lewis was elected Chairman of the Company's Board of Directors on October 28, 1996 and served as Chairman through December 14, 1999. Mr. Lewis has served as a director of the Company since 1994. From 1986 to 1996, Mr. Lewis served as Chief Executive Officer and President and a director of Computer Network Technology Corporation, a developer and manufacturer of high performance extended channel networking systems. Mr. Lewis has over 26 years experience in the computer and data communications industry. Mr. Lewis is currently Managing Partner of Sherpa Partners, LLC a Minnesota-based Venture Capital Fund.

       George Latimer. Mr. Latimer has served on the Company's Board of Directors since 1990. He is a Distinguished Visiting Professor of Urban Studies at Macalester College, St. Paul, Minnesota. From November 1995 through December 1997, Mr. Latimer served as Chief Executive Officer of the National Equity Fund, a financing syndication for affordable housing in Chicago, Illinois. From July 1993 to November 1995, Mr. Latimer served as Director, Office of Special Actions, U.S. Department of Housing and Urban Development ("HUD"). From February 1993 to July 1993, Mr. Latimer was employed as a consultant to HUD. From 1990 to 1993, Mr. Latimer was Dean of Hamline University School of Law in St. Paul, Minnesota. From 1976 to 1990, Mr. Latimer served as the Mayor of St. Paul, Minnesota.

       John E. Haugo. Dr. Haugo has served on the Company's Board of Directors since February 1998. Dr. Haugo has served as a director of Pointshare Corporation since August 2000. He was Chairman and Chief Executive Officer of MedServe Link, Inc. from January 1998 to August 2000, at which time it was acquired by Pointshare. Dr. Haugo was Vice President and General Manager of the Serving Software Group Business Unit of HBO and Company from September 1994 to March 1997. From April 1986 until September 1994, prior to its acquisition by HBO, Dr. Haugo was founder, President, Chairman and Chief Executive Officer of Serving Software, Inc. a provider of health care scheduling and resource management systems. From January 1976 to January 1981 he served as Chief Executive Officer of Minnesota Educational Computing Corporation.

       John E. Lawler. Mr. Lawler has served on the Company's Board of Directors since December 1999. Mr. Lawler has been President of East/West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder of Sterling Wealth Management, Inc., a registered investment advisor and has served on its Board since October 1999. He currently serves as its Chief Executive Officer and Chairman of the Board. From November 1984 to March 1988, Mr. Lawler served as Executive Vice President of The Kamber Group, a public relations firm in Washington D.C. From March 1982 to October 1984, Mr. Lawler served as a Senior Vice President and Chief Financial Officer with Gray and Company, an advertising, public relations and lobbying firm. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C.

         Jason Choo. Mr. Choo was appointed to the Board of Directors of the Company effective with the merger on February 16, 2001 having served on the board of Visionics Technology Corporation since 1998. He has served as Managing Director of Lonsdale Group, Ltd., an investment company, since 1998 and has served as Managing Director of EB Holdings Pte Ltd, also a private investment company, for more than five years. In addition, he currently serves as Chairman of iCentric Software Limited, an enterprise software developer based in Singapore.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxy. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES IDENTIFIED ABOVE.

COMMITTEES

         The Board of Directors appoints committees to study and act on key issues in greater detail then would be possible at full Board meetings. Each Committee reviews the results of the meetings and other actions with the full Board.

         During fiscal year 2000, the Audit Committee was comprised of Messrs. Lawler (Chairman), Latimer, Haugo and Lewis. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) reviewing the timing, scope and results of the independent auditors' examination and related fees; (2) reviewing periodic comments and recommendations concerning the Company's accounting systems and internal controls made by the independent auditors; and (3) reviewing the scope and adequacy of internal accounting controls. The Audit Committee held four meetings during fiscal year 2000.

         During fiscal year 2000, the Compensation and Personnel Committee was comprised of Messrs. Haugo (Chairman), Latimer, Lawler and Lewis. The responsibilities of the Compensation and Personnel Committee include making recommendations to the Board of Directors with respect to compensation for executive employees of the Company and overseeing the Company's stock option plans and the grant of stock options thereunder. The Compensation and Personnel Committee met seven times during fiscal year 2000.

         A Nominating Committee was established by the Board of Directors on December 5, 1996. During fiscal year 2000, this Committee was comprised of Messrs. Granger (Chairman) Lawler and Lewis. The Nominating Committee makes recommendations regarding the composition of the Board of Directors and nomination of individuals for election to the Board by the stockholders of the Company. The Nominating Committee met two times during fiscal year 2000.

DIRECTOR COMPENSATION

         Employees of Visionics Corporation receive no supplemental compensation for serving on the Board of Directors. Outside directors of the Company received cash and stock compensation in fiscal 2000 as described below.

         Effective with their election or re-election to the Board, each outside director receives $8,000 per year, paid on a quarterly basis.

         Pursuant to the Company's 1992 Restricted Stock Plan, each time a non-employee director is elected or re-elected to the Board, he or she will be granted the number of shares of restricted stock equal to $18,000 divided by the fair market value of one share of common stock at the close of business on the day prior to the date of grant. Restricted stock awards are granted on the date of the annual stockholders' meeting at which the non-employee director is elected or re-elected to the Board. Restricted stock awards as described above were made to each of the Company's outside directors who served the entire fiscal 2000 (John E. Haugo, C. McKenzie Lewis III, John E. Lawler and George Latimer).

         Effective with his appointment to the Board in December 1999, the Board awarded 1,125 shares of restricted common stock to Mr. Lawler. The market value of the award on the date of grant was $4,500.

         Grants of restricted shares of the Company's common stock typically vest over a three-year period.

         Pursuant to the terms and conditions of the Company's 1998 Stock Option Plan, each time a non-employee director is elected or re-elected to the Board of Directors he or she will be granted an option to purchase 15,000 shares of the Company's common stock at an exercise price per share equal to 100 percent of the fair market value of the common stock on the date of such election or re-election. Effective with re-election to the Board on February 8, 2000, a stock option grant to purchase 15,000 shares of the Company's common stock at an exercise price of $7.875 was issued to each of the Company's outside directors, John E. Haugo, C. McKenzie Lewis III, John E. Lawler and George Latimer. Each such option vested on February 7, 2001 and has a term of five years.

         Effective with his appointment to the Board in December 1999, the Board awarded to Mr. Lawler an option to purchase 4,000 shares of the Company's common stock at an exercise price of $4.00 per share.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Certain information concerning current executive officers of the Company who are not directors is set forth below.


                                                                                                            Executive
                                                                                                             Officer
Name of Executive                  Position with the Company                                         Age      Since
-----------------                  -------------------------                                         ---      -----
Robert F. Gallagher                Vice President and Chief Financial Officer                         46       2000
Barry A. Fisher                    Vice President of Sales and Marketing                              46       1997
Michel R. Halbouty                 Vice President of Operations                                       60       1997


       Robert F. Gallagher. Mr. Gallagher joined the Company in November 2000. From December 1997 to July 2000, Mr. Gallagher was employed as Vice President and Chief Financial Officer of TSI Incorporated. During the five-year period preceding December 1997, Mr. Gallagher served as TSI's Controller.

       Barry A. Fisher. Mr. Fisher became the Company's Vice President of Sales, Marketing and Business Development in March 1997. From June 1995 to March 1997, Mr. Fisher was a partner in American Connexions, an organization which provided sales management services to small businesses selling products to retail and government markets. During the period from December 1987 to June 1995, Mr. Fisher served as Vice President of Sales for Recovery Engineering, Inc.

       Michel R. Halbouty. Mr. Halbouty serves as the Company's Vice President of Operations, a position he has held since May 1997. From March 1992 to April 1997, Mr. Halbouty was employed as Vice President of Manufacturing with NetStar, Inc. From June 1979 to February 1992, Mr. Halbouty held manufacturing and corporate quality management positions with Apertus Technologies (formerly Lee Data Corporation).

                 REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation and Personnel Committee (the "Compensation Committee") is composed of the independent, outside directors whose names appear following this report. The Compensation Committee considers how the achievement of the Company's overall goals and objectives can be aided through the use of an appropriate compensation program. The Compensation Committee's responsibilities include determining the amount and type of compensation paid to the executive officers of the Company, as well as administering the Company's common stock-based benefit plans.

         The Compensation Committee believes that the Company's annual cash compensation package (base salary plus bonus opportunities) must be sufficient to retain and attract highly qualified and experienced executives and management personnel. The Compensation Committee also believes that stockholder value depends, to a significant extent, on a close alignment between the financial interests of the Company's stockholders and those of its employees, in particular its executive officers. Compensation of the Company's executive officers includes three primary elements: base compensation, annual incentives, and long-term incentives in the form of stock options or restricted stock.

BASE COMPENSATION

         Annual base salaries of the Company's executive officers, other than the Company's President and Chief Executive Officer, are recommended by the President, subject to approval by the Compensation Committee. Individual salary recommendations may vary based upon the President's assessment of the value of each executive's position in the Company, Company performance, the executive's individual performance and compensation for similar positions at comparable companies. Compensation for the Company's President and Chief Executive Officer is determined by the Compensation Committee as discussed further below.

INCENTIVE COMPENSATION

         The Company's Executive Compensation Plan (the "Plan") is based on annual performance components. Performance under each Plan component is measured against predetermined revenue and profitability objectives with a "threshold," "target" and "maximum" for each. The Plan also permits the assignment of individual management objectives to each participant. Target amounts are based upon the annual budget for revenue and profitability established by the Board of Directors as of the beginning of each fiscal year. Threshold and maximum amounts are determined annually for revenue and profitability by the Compensation Committee in connection with the Board of Directors' consideration of the annual budget. Performance below the threshold objective results in no annual or long-term incentive award. Performance between threshold, target and maximum objectives result in incentive awards determined on a prorated basis. There is no additional award payable under the Plan for performance above the maximum objective. The Plan provides that the Compensation Committee may elect to pay all or any portion of any incentive award in restricted shares of the Company's common stock, vesting over a three-year period. Long-term incentive awards consist of stock options grants under the Company's 1998 Stock Option Plan with vesting typically over a three-year period.

         No awards were paid under the revenue and profitability components of the Plan for fiscal 2000 as the Company's objectives were not achieved.

         Stock option plans maintained by the Company were established to provide employees, including executive officers, with an opportunity to financially participate in the Company's long-term performance. Grants are authorized by the Compensation Committee in its sole discretion. Historically, discretionary awards have been made in circumstances such as commencement of employment, significant change in job responsibility or title, or completion of significant product installations and execution of significant agreements. Virtually all regular, full-time employees of the Company have been granted stock options. Stock options granted under the 1998 Stock Option Plan generally have a three-year vesting schedule and expire seven years from the date of grant. The exercise price of options granted under the 1998 Stock Option Plan is equal to the fair market value of the underlying stock on the date of grant.

CEO COMPENSATION

         The Chief Executive Officer's base salary, bonus opportunities and awards and stock option awards are reviewed annually and determined by the Compensation Committee. The Chief Executive Officer's base salary, bonuses and stock option awards are, in general, determined using the same criteria described above for other executive officers. The level of the Chief Executive Officer's compensation reflects, among other factors, the Compensation Committee's evaluation of his role in implementing strategies to achieve the Company's goals and his duties and responsibilities with the Company.

         The Compensation Committee believes that the Company's compensation programs for executive officers of the Company are aligned with the long-term interests of the Company's stockholders.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the deduction for corporate taxpayers with respect to the compensation of executive officers is limited to specified amounts unless the amount of such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee believes that the Company's executive compensation practices are sufficiently linked to performance to permit the full deductibility of such compensation under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board of Directors, or its Compensation and Personnel Committee.

         June 15, 2001

                                 The Compensation and Personnel Committee:

                                 John E. Haugo, CHAIRMAN
                                 George Latimer
                                 C. McKenzie Lewis III
                                 John E. Lawler

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and other executive officers whose cash compensation exceeded $100,000 in fiscal year 2000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                                       ANNUAL COMPENSATION        SECURITIES
             NAME AND                                ------------------------     UNDERLYING          ALL OTHER
        PRINCIPAL POSITION                YEAR        SALARY         BONUS          OPTIONS        COMPENSATION(5)
------------------------------------    ---------    ----------    ----------    --------------    -----------------

James C. Granger(1)                       2000        $208,333      $     --         100,000             $4,998
    President and Chief Executive         1999         197,918       100,000              --              4,995
    Officer                               1998         175,020        17,500         250,000              4,667

John J. Metil(2)                          2000         178,334        18,500         150,000              4,998
    Executive Vice President              1999         162,917        82,500              --              5,000
    Chief Operating Officer and           1998         138,750        14,000         100,000              3,563
    Chief Financial Officer

Barry A. Fisher(3)                        2000         142,250        15,000         100,000              4,998
    Vice President of Sales,              1999         126,249        75,000              --              5,000
    Marketing
    and Business Development              1998         106,667        11,000          75,000              2,377

Michel R. Halbouty(4)                     2000         156,250        16,500         100,000              4,998
    Vice President of Operations          1999         136,666        94,151              --                 --
                                          1998         109,167        11,000          75,000                 --


------------------------------------

(1) Mr. Granger served as President and Chief Executive Officer of the Company from January 1, 1997 through October 18, 2000.
(2) Mr. Metil was employed as President and Chief Executive Officer of the Company from October 18, 2000 to March 31, 2001, at which time Mr. Metil resigned as President and Chief Executive Officer of the Company and as a member of its board of directors. Mr. Metil served as Executive Vice President of the Company from November 1, 1998 through October 18, 2000 and as Chief Operating Officer and Chief Financial Officer from April 1, 1997 through October 18, 2000.
(3) Mr. Fisher has served as Vice President of Sales, Marketing and Business Development since March 17, 1997.
(4) Mr. Halbouty has served as Vice President of Operations of the Company since May 1, 1997.
(5) Represents Company match, paid in shares of the Company's common stock, of employee 401(k) contributions.

                     STOCK OPTION GRANTS IN FISCAL YEAR 2000

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                            STOCK
                                  NUMBER OF                                                          PRICE APPRECIATION
                                  SECURITIES     PERCENT OF TOTAL                                             FOR
                                  UNDERLYING     OPTIONS GRANTED       EXERCISE OR                        OPTION TERM(3)
                                   OPTIONS       TO EMPLOYEES IN       BASE PRICE      EXPIRATION     ---------------------
            NAME                  GRANTED(1)       FISCAL YEAR        ($/SHARE)(2)       DATE          5%          10%
------------------------------    -----------    -----------------    ------------    -----------    --------    ---------
James C. Granger                   100,000              10%               $4.50       4/19/07        $183,195    $426,923

John J. Metil                      150,000              15%                4.50       4/19/07         274,793     640,384

Barry A. Fisher                    100,000              10%                4.50       4/19/07         183,195     426,923

Michel R. Halbouty                 100,000              10%                4.50       4/19/07         183,195     426,923


------------------------------

(1) Subject to acceleration at the discretion of the Compensation Committee or upon the death or disability of the optionee, each option becomes cumulatively exercisable with respect to 33 1/3 percent of the shares covered on each of the first three anniversaries of the grant date.
(2) Fair market value per share on the date of grant or the effective date, whichever is less, in accordance with the terms of the stock option plans.
(3) The 5 percent and 10 percent assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future market price of the Company's common stock.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                        AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                               SHARES                      OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END(1)
                             ACQUIRED ON      VALUE        --------------------------        ----------------------
          NAME                EXERCISE      REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
-------------------------   -------------   ----------   -------------   ---------------   ------------- --------------
James C. Granger                  --       $    --        416,667           183,333        $1,755,200       $536,975
John J. Metil                     --            --        166,667           183,333           708,330        407,290
Barry A. Fisher                   --            --        125,000           125,000           512,685        283,593
Michel R. Halbouty            55,000        136,111        60,000           125,000           261,405        283,593

-------------------------

(1) Market value of underlying securities at fiscal year end minus the exercise price.

TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

         During fiscal 1997, the Board of Directors of the Company adopted a change of control plan for the benefit of executive officers. Upon a change of control of the Company, an executive officer will, upon termination of his employment, be entitled to payment of an amount equal to such officer's base salary immediately prior to the change of control, payable on or before the 30th day following the termination of such officer's employment. An officer is not entitled to such payment if he is offered employment following a change of control by the successor to the Company or its business, provided such employment is comparable to his employment with the Company and is at a base salary level comparable to, or greater than, that paid by the Company. In the event the employment of an officer is not terminated, or such officer is offered employment by the successor and is employed, but such employment is terminated within a period of one year following the change of control, the officer shall be entitled to payment of an amount equal to his base salary, less compensation actually paid during the period in which he was employed by the Company or a successor entity subsequent to the change of control. The change of control payment is limited to an amount not to exceed the safe harbor under Section 280G of the Internal Revenue Code.

                          BOARD AUDIT COMMITTEE REPORT

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. The Audit Committee currently consists of Messrs. Lawler, Haugo, Latimer and Lewis. The Board of Directors has determined that each member of the Audit Committee is an "independent director," as such term is defined by Section 4200(a) (13) of the National Association of Securities Dealers listing standards. The Board of Directors has determined further that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has experience in finance and accounting matters. The Charter, recommended by the Audit Committee and approved by the Full Board, is reproduced as Exhibit A to this proxy statement.

         The Audit Committee held meetings with the Company's independent auditors in the presence of management and privately, to discuss the overall scope and plans for respective audits, the results of their examinations, and the evaluations of the Company's internal controls, and the overall quality of the Company's financial reports.

         The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees.

         With respect to independence, the Audit Committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed with the independent auditors their independence and has considered the compatibility of non-audit services rendered by the independent auditors with their independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, (i) the selection of KPMG LLP as independent auditors for the 2001 fiscal year and
(ii) that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

         Audit fees billed to the Company by KPMG LLP during the year ended September 30, 2000 aggregated $66,000. The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation. All other fees KPMG LLP billed to the Company were $39,000, for tax compliance and tax consulting, and other services performed during the year ended September 30, 2000.

                        SUBMITTED BY THE AUDIT COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS

         June 15, 2001

                                  John E. Lawler, CHAIRMAN
                                  John E. Haugo
                                  George Latimer
                                  C. McKenzie Lewis III

                               SECURITY OWNERSHIP

         The following table sets forth, as of May 31, 2001, the number of shares of the Company's common stock beneficially owned by (i) each person known to be the beneficial owner of five percent or more of the total issued and outstanding shares of the Company's common stock, (ii) each director, (iii) each of the Named Officers appearing in the Summary Compensation Table filed on January 26, 2001 under Form 10-K/A and (iv) all executive officers and directors as a group. Any shares reflected in the following table which are subject to an option or a warrant are deemed to be outstanding for the purpose of computing the percentage of the Company's issued and outstanding common stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of the Company's issued and outstanding common stock owned by any other person. Except as otherwise indicated, each beneficial owner has sole voting and investment power over the outstanding shares of which he has beneficial ownership.

                                                                           Shares Beneficially Owned(1)
                                                                   ---------------------------------------------
      Name of Beneficial Owner/Group                                       Number                Percent
      ------------------------------                                       ------                -------
      Perkins Capital Management Inc.
           730 East Lake Street
           Wayzata, Minnesota 55391                                       1,307,457                  5.6
      A. Norman Redlich                                                   2,072,905                  8.9
      Lonsdale Group Ltd.(2)                                              1,036,452                  4.4
      Jason Choo(2)                                                               -                   --
      Joseph J. Atick                                                     2,072,905                  8.9
      James C. Granger(3)                                                   555,221                  2.3
      George Latimer(4)                                                      80,112                    *
      John E. Lawler(5)                                                      22,411                    *
      C. McKenzie Lewis III(6)                                              130,341                    *
      John E. Haugo(7)                                                       75,762                    *
      Barry A. Fisher(8)                                                    191,758                    *
      Michel R. Halbouty(9)                                                 186,316                    *
      Robert F. Gallagher                                                        --                   --
      All officers and directors as a group of ten persons                4,351,279                  6.8

      *  Indicates an amount less than one percent

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person.
(2)    Mr. Choo serves as Managing Director of Lonsdale Group, Ltd.
(3) Includes 21,888 shares of common stock beneficially owned by Mr. Granger and options for the purchase of an aggregate of 533,333 shares of common stock.
(4) Includes 42,612 shares of common stock beneficially owned by Mr. Latimer and options for the purchase of an aggregate of 37,500 shares of common stock.
(5) Includes 3,411 shares of common stock beneficially owned by Mr. Lawler and options for the purchase of an aggregate of 19,000 shares of common stock.
(6) Includes 45,341 shares of common stock beneficially owned by Mr. Lewis and options for the purchase of an aggregate of 85,000 shares of common stock.
(7) Includes 30,762 shares of common stock beneficially owned by Mr. Haugo and options for the purchase of an aggregate of 45,000 shares of common stock.
(8) Includes 8,425 shares of common stock beneficially owned by Mr. Fisher and options for the purchase of an aggregate of 183,333 shares of common stock.
(9) Includes 115,983 shares of common stock beneficially owned by Mr. Halbouty and options for the purchase of an aggregate of 70,333 shares of common stock.

       There are no arrangements known to the Company which at a later date may result in a change in control of the Company.

                            COMMON STOCK PERFORMANCE

         The following graph compares cumulative total stockholder return on an investment in the Company's common stock during the period from September 30, 1995 to September 30, 2000, with the Nasdaq Stock Market Index and the Company's primary competitor, Identix Inc. The cumulative total stockholder return assumes an initial investment of $100 on September 30, 1995.



                              [PLOT POINTS CHART]

                     VISIONICS       IDENTIX           NASDAQ

09/30/95               100             100              100
03/31/96                47              87              106
09/30/96                53              74              119
03/31/97                29              64              118
09/30/97                36              88              163
03/31/98                22              65              178
09/30/98                18              46              165
03/31/99                18              51              241
09/30/99                39              65              270
03/31/00               116             214              448
09/30/00                88              93              359







         The common stock of the Company has been traded on the Nasdaq National Market since April 25, 1993, and was traded on the Nasdaq SmallCap Market prior to that time. The Company's common stock is traded under the symbol VSNX.

                                 PROPOSAL NO. 2
               APPROVAL OF AMENDMENT TO THE 1998 STOCK OPTION PLAN

GENERAL

         In April 1998, the Company's stockholders ratified the Company's 1998 Stock Plan (the "Plan") and reserved for issuance thereunder 600,000 shares of the Company's common stock. In February 2000, the Company's stockholders approved an amendment to the Plan to increase from 600,000 to 1,400,000 the number of shares issuable thereunder. During fiscal 2001, the Board of Directors adopted resolutions to amend the Plan to increase by 2,000,000, from 1,400,000 to 3,400,000, the number of shares of common stock reserved for issuance under the Plan. The Board of Directors is seeking stockholder approval in order for additional shares issuable under the Plan to potentially qualify as incentive stock options under Section 422 of the Internal Revenue Code. The decision to issue additional shares of common stock pursuant to the Plan will be made by the Board of Directors in its discretion, as described below.

DESCRIPTION OF THE PLAN

         PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, key employees, independent contractors and others upon whose efforts the success of the Company will depend to a large degree by encouraging stock ownership in order to increase the proprietary interest of such individuals in the Company's success.

         TERM. The term of the Plan is indefinite; however, the Board may terminate the Plan at any time, provided that such termination will not affect options then outstanding and provided further that no incentive stock options may be granted under the Plan after January 18, 2008.

         ADMINISTRATION. The Plan is administered by the Compensation and Personnel Committee of the Board. The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option (which may vary from optionee to optionee).

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of May 31, 2001, the Company had approximately 180 employees and officers and six outside directors.

         DIRECTOR OPTIONS. Under the Plan, each outside (non-employee) director of the Company is automatically granted an option to purchase 15,000 shares of common stock each year upon his or her election or re-election to the Board by the stockholders. Each such option will be a nonqualified stock option, will expire five years after the date it is granted, and will become exercisable in full twelve months following the date of grant or the next succeeding annual meeting, whichever occurs earlier. If a non-employee director ceases to be a director of the company the option will remain exercisable for three months, provided, that if such termination is because of death, the option will remain exercisable until the earlier of the six-month anniversary of the director's death or the expiration of the option's original term.

         OPTIONS. When an option is granted under the Plan, the Committee, in its discretion, specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of common stock which may be purchased upon exercise of the option. The exercise price of a stock option may not be less than 100 percent of the fair market value of the Company's common stock on the date of grant. The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any option may not exceed seven years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or common stock of the Company valued at the stock's then fair market value. Each option granted under the Plan is nontransferable during the lifetime of the optionee.

         The Committee will determine the form of stock option agreements which will be used for stock options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with the company during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of the Company's stockholders only to the extent required by applicable law, rule or regulation.

         ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of common stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

TAX INFORMATION

         Under present law, tax liability is not created upon the grant of nonqualified options pursuant to the Plan. However, in the year that a nonqualified stock option is exercised, the optionee must recognize compensation, taxable as ordinary income, equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the company complies with any applicable federal income tax withholding requirements.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

         All shares represented by proxies will be voted FOR the proposal to amend the Company's 1998 Stock Option Plan to increase the number of shares of common stock issuable under the Plan by 2,000,000 unless otherwise specified.

         THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO THE 1998 STOCK OPTION PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and the holders of 10 percent or more of the Company's stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during fiscal year 2000 its directors and executive officers filed all reports on a timely basis.

                              STOCKHOLDER PROPOSALS

         Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to Robert F. Gallagher, Vice President and Chief Financial Officer, Visionics Corporation, 5600 Rowland Road, Minnetonka, Minnesota 55343-4315 by September 9, 2001. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         Notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement for the Annual Meeting of Stockholders to be held in calendar 2002 must be submitted to the Company by November 23, 2001, or management proxies will be allowed to use their discretionary authority as outlined above.


                               PROXY SOLICITATION

         The cost of this solicitation of proxies will be paid by the Company. Proxies will also be solicited by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.


                          ANNUAL REPORT TO STOCKHOLDERS

         A copy of the Company's Annual Report on Form 10-K for fiscal year 2000 will be provided without charge upon written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Stockholder Relations, Visionics Corporation, One Exchange Place, Jersey City, New Jersey 07302. No part of the 2000 Annual Report to Stockholders is incorporated herein and no part thereof is to be considered proxy-soliciting material.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/  James C. Granger

                                       James C. Granger
                                       Chairman of the Board of Directors

Minnetonka, Minnesota
June 19, 2001

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                               BOARD OF DIRECTORS
                              VISIONICS CORPORATION

I.  Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

Monitor the independence and performance of the Company's independent auditors.

Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the Nasdaq Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. As required by the Nasdaq Exchange, one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually on a scheduled basis, or more frequently as circumstances dictate. Meetings may be conducted in person or by telephone. Management shall prepare and the Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

Review Procedures

Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

Independent Auditors

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

Approve the fees and other significant compensation to be paid to the independent auditors.

On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61 at year-end, and, if such matters arise during the course of the year, at the time these matters arise and are communicated to the Audit Committee by the independent auditors. Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices. Discuss with the independent auditors' the qualitative aspects of the Company's accounting principles.

Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying accounting estimates as applied in its financial reporting.

Legal Compliance

On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Maintain minutes of meetings and report at least annually to the Board of Directors on significant results of the foregoing activities.

Discuss and address with the independent auditors any significant issues relative to overall board responsibility that, in their judgement, have been communicated to management but have not been adequately resolved.

                                                                       EXHIBIT B


                     PROPOSED AMENDMENT TO SECTION 6 OF THE
                              VISIONICS CORPORATION
                             1998 STOCK OPTION PLAN

         Section 6 of the 1998 Stock Option Plan (is the only portion of the 1998 Stock Option Plan affected by Proposal (2) shall be deleted and replaced by the following:


                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Three Million Four Hundred Thousand (3,400,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.

                                [LOGO] VISIONICS
                                  CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                         Lutheran Brotherhood Auditorium
                             625 Fourth Avenue South
                             Minneapolis, Minnesota

                             THURSDAY, JULY 26, 2001
                                    3:30 P.M.






VISIONICS CORPORATION
5600 ROWLAND ROAD
MINNETONKA, MN 55343-4315                                                  PROXY
--------------------------------------------------------------------------------


The undersigned, a stockholder of Visionics Corporation (the "Company"), hereby appoints Joseph J. Atick and Robert F. Gallagher, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of Visionics Corporation to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Thursday, July 26, 2001, at 3:30 p.m., and any adjournments or postponements thereof, upon the matters set forth below, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the stockholder, but if no direction is made in the space provided, it will be voted FOR the proposal to amend the 1998 Stock Option Plan and all nominees to the Board of Directors.











                      SEE REVERSE FOR VOTING INSTRUCTIONS.





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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Visionics Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-9397.







                       [ARROW] Please detach here [ARROW]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
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
1. Election of directors:   01 Joseph T. Atick         05 John E. Haugo    [ ] Vote FOR     [ ] Vote WITHHELD
                            02 James C. Granger        06 John E. Lawler       all nominees     from all nominees
                            03 C. McKenzie Lewis III   07 Jason Choo
                            04 George Latimer

                                                                            _____________________________________
(INSTRUCTIONS:  TO WITHHOLD  AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,  |                                     |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   |_____________________________________|

2. Approval of Amendment to the 1998 Stock Option Plan to increase the
   number of shares authorized for issuance thereunder by 2,000,000 shares.  [ ] For   [ ] Against   [ ] Abstain

3. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below:                                                      Date ______________________

                                                                              _____________________________________
                                                                             |                                     |
                                                                             |_____________________________________|
                                                                             Signature(s) in Box

                                                                             Stockholder must sign exactly as the name
                                                                             appears at left. When signed as a corporate
                                                                             officer, executor, administrator, trustee,
                                                                             guardian, etc., please give full title as
                                                                             such. Both joint tenants must sign.


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